Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Poage Bankshares, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Darryl E. Akers, Vice Chairman, Co-President, and Co-Chief Executive Officer of the Company, Robert S. Curtis, Vice Chairman, Co-President, and Co-Chief Executive Officer of the Company, and Jeffery W. Clark, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Darryl E. Akers Darryl E. Akers	February 14, 2012 Date
Vice Chairman, Co-President, Co-Chief Executive Officer

/s/ Robert S. Curtis	February 14, 2012
Robert S. Curtis,	Date
Vice Chairman, Co-President, & Co-Chief Executive Officer

/s/ Jeffery W. Clark	February 14, 2012
Jeffery W. Clark,	Date
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Poage Bankshares, Inc. and will be retained by Poage Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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